Exhibit 99.2

February 2021

Disclaimer Disclaimer. This presentation (“Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the propose d business combination (the “Business Combination”) between one (“one”) and Markforged, Inc. (“Markforged” or the “Company”) and for no other purpose. The information contained herein does not purport to be all-inclusive and neither of one, Markforged, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. Forward-Looking Statements. Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or one’s or the Company’s future financial or operating performance. For example, statements concerning the following include forward-looking statements: development plans for Markforged’s products; Markforged’s sales projections and financial estimates; the size and growth of the additive manufacturing market; the adoption of Markforged’s products in the manufacturing industry and other industries; and the potential effects of the Business Combination on the Company. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by one and its management, and Markforged and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of one is not obtained; (iii) the ability to maintain the listing of the combined company’s securities on NYSE; (iv) the inability to complete the PIPE; (v) the risk that the proposed business combination disrupts current plans and operations of Markforged as a result of the announcement and consummation of the transaction described herein; the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; the failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Markforged and costs related to the proposed business combination; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination; the amount of redemption requests made by one’s public stockholders; the effects of the COVID-19 pandemic, general economic conditions; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in one’s final prospectus relating to its initial public offering, dated August 17, 2020, and other filings with the Securities and Exchange Commission (‘SEC”), as well as factors associated with companies, such as the Company, that are engaged in additive manufacturing. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither one nor the Company undertakes any duty to update these forward-looking statements. Additional Information. In connection with the proposed Business Combination, one intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of one, and after the registration statement is declared effective, one will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. one’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Markforged, one and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of one as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: one, 16 Funston Avenue, Suite A, The Presidio of San Francisco, San Francisco, CA 94129. 2

Disclaimer (Cont’d) Participants in the Solicitation. one, Markforged and their respective directors and executive officers may be deemed participants in the solicitation of proxies from one’s shareholders with respect to the proposed Business Combination. A list of the names of one’s directors and executive officers and a description of their interests in one is contained in one’s final prospectus relating to its initial public offering, dated August 17, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a re quest to one, 16 Funston Avenue, Suite A, The Presidio of San Francisco, San Francisco, CA 94129. Additional information regarding the interests of the participants in the solicitation of proxies from one’s shareholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available. No Offer or Solicitation. This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. Certain information contained in this Presentation relates to or is based on publications, surveys and the Company’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting are strictly confidential and should not be discussed outside your organization. Use of Non-GAAP Financial Metrics. This presentation includes certain non-GAAP financial measures (including on a forward-looking basis) such as Adjusted EBITDA and Free Cash Flow. These non-GAAP measures are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Markforged believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Markforged. Markforged’s management uses forward-looking non-GAAP measures to evaluate Markforged’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Markforged’s financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Markforged’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. The reader shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment or decision to invest in the Company. Neither of one, the Company, nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of one or the Company. 3

Introduction

Markforged Greg Mark Co-Founder & Chairman David Benhaim Co-Founder & CTO Shai Terem President & CEO Assaf Zipori Acting CFO, Corp. Dev. & Strategy one Kevin Hartz one Co-Founder & CEO Troy Steckenrider one Co-Founder & CFO Gautam Gupta one Co-Founder 5

one’s Track Record of Early Investments in Transformational Businesses 1999 $775B+ 2017 6 Note: $ in billions. Figure represents sum of market cap, as of February 23, 2021, for public companies and acquisition valuation for those acquired. 2010 2011 / 2009 2012 2005 2014 /

one’s Criteria for Partnership Markforged Founders, Visionaries, Operators Strong Technology / Defensible Positioning Benefiting from Transformational Trends / Velocity of Digitization Opportunity to Utilize Capital to Drive Growth / Strengthen Moats Enduring Businesses 7

Markforged at a Glance Large and Growing Connected Installed Base 10K 70K+ Projected Connected Printers 2020-2025 Large and Growing TAM Proven Scale with Blue Chip Customers $118B by 20291 25%+ Projected 2020-2029 CAGR ~$70M 2020 Revenue Positioned for Robust Growth 10x $700M+ Projected 2025 Revenue Attractive Margin Profile 55%+ 2020 Gross Margin 8 (1) Wohlers Report 2020.

The Markforged Story

Limitations of Traditional Manufacturing 1 2 3 4 Limited Design Flexibility Inability by Manufacturers to Hire Skilled Workers1 Inability to Effectively Respond to Supply Chain Disruption 20% of Every Dollar in Manufacturing is Wasted (10% of Global GDP)2 (1) United States Census Bureau “Connecticut Case Study: Attracting Skilled Manufacturing Workers a Challenge as Aging Baby Boomers Retire” – November 17, 2020. (2) “Manufacturing Wastes 10% of the GWP Every Year. Here’s Why” Forbes article – October 18, 2019. 10

Before Markforged, Customers Had Limited Options Customers essentially could choose between >$1M "industrial machines" or hobbyist printers

Markforged Transforms the Industry Offers design flexibility and industrial-strength parts with highly accessible solutions

Why Markforged Wins Accessible, industrial-strength parts High and tangible customer ROI Integrated, modern software platform Scale today drives virtuous cycle Wide range of proprietary composite and metal materials address broad range of applications Mission-critical application for blue-chip customers with evidenced land-and-expand Continuous software updates drive faster innovation and deployment More customers > More part data > Printers get smarter > Better parts 13

Markforged’s Differentiated and Integrated Platform Software Printers Materials 14 (1) As of January 2021. Unlocks range of new applications across 14 proprietary materials1 9 metal and composite printers and sintering furnaces, which continue to get smarter1 X7Metal X Mark Two Cloud-first architecture provides powerful yet easy-to-use solutions

Large & Growing Addressable Market Opportunity Additive Manufacturing Industry Expected to Grow $100B+ by 2029 $118B $120B $100B $50B $18B $2B $0B 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 15 Source: Wohlers Report 2020.

Blue-Chip Customer-Base Across Key Verticals Industrial Automation Aerospace Military & Defense Space Healthcare & Medical Automotive Replacing traditional infrastructure. Flying on business jets and military aircraft. Supporting troops in combat zones. Orbiting on the International Space Station. Protecting lives with critical medical equipment. Enabling vehicle production. 16 Note: Select customers included. Not inclusive of entire customer base. Use of logos does not imply endorsement.

The Benefit for Customers is Clear

~10x
faster for key application

4
continents with Markforged printers

4->23
Printers



KEY APPLICATION
Tool for Axle Manufacturing

$270k/yr
cost savings on key application

3 months
first printer payback period

2->29
Printers



KEY APPLICATION
Tool for Field Repair

45x
cost savings on key application

9 months
first printer payback period

1->35
Printers



KEY APPLICATION
Tool for Automated Assembly Line

17

Sources: Management prepared information collected from customer interviews and internal data.
Note: Use of logos does not imply endorsement.

Markforged Delivers Clear Value Proposition Today for Customers

Customized Parts

Gripping Fingers for Manufacturing Robots



	Conventional	Markforged
Time	10 weeks	2 days
Cost	$400	$10

Complex Composite Parts

Holding Tool for Machining, Assembly, and Welding



	Conventional	Markforged
Time	4 weeks	2 days
Cost	$2400	$130

Metal End-Use Parts

Replacement Carburetor Casing



	Conventional	Markforged
Time	5 months	3 days
Cost	$10k+	$282

18

Sources: Management prepared information collected from customer interviews and internal data.

Wide Range of Proprietary Set of Applications Composites Materials Unlocks Broad Carbon Fibers Kevlar Fiberglass Onyx Onyx FR (for Aerospace) Onyx ESD (for Electronics) Continuous Fiber Chopped Fiber Metals 17-4PH Stainless Steel Inconel 625 H13 Tool Steel D2 Tool Steel A2 Tool Steel Copper 19

Replacing Traditionally Manufactured Steel and Aluminum Parts Customers are replacing legacy plastic and metal parts with Markforged proprietary Continuous Fiber Reinforced (CFR) composites CFR is 11x stronger than Onyx and 25x stronger than ABS plastic1 Majority are replacing metal parts2 Tensile Strength (MPa) Frequency of Original Material Replacement by Survey Respondent Application 1000 Fiberglass 1% Carbon-Fiber 6% 800 Plastic 21% Aluminum 37% 600 400 200 32 0 ABS Plastic Markforged - Onyx Aluminum (Aircraft Grade 6061) Markforged - CFR Steel 35% (1)Markforged internal test results as of December 2020. (2) Markforged Proprietary Survey of 90 Customers as of October 2019. 20 800 310 71

Proven Broad Portfolio of Printers for Manufacturing Onyx 1 Mark Two X7 Metal X Sinter-2 Desktop 3D printer for strong parts built with chopped carbon fiber Powerful professional Continuous Fiber Reinforcement 3D printers for aluminum strength parts Standout industrial Continuous Fiber Reinforcement 3D printer for manufacturing Accessible end to end Automating the most metal 3D printing solution for functional metal parts complex step in metal printing with the touch of a button Shipping since 2016 Shipping since 2016 Shipping since 2016 Shipping since 2018 Shipping since 2019 21

Differentiated Software Platform… Delivering Key Benefits 4 22 Source: Markforged analysis of connected fleet data. 1Cloud First Architecture 2 OTA Updates 3 Global Fleet Management Expertise Embedded (Process Knowledge & Sintering) Increased printer speed by 2x Reduced sintering run time by 42% Reduced gas cost by 65% Increased print volume by 15% Increased feature usage by 250% All improvements achieved through software updates

Our Scale Advantage; Grow Expertise at the Speed of Global Production New printers are added to network to scale manufacturing capacity Fueling The Flywheel Markforged More Customers Better Parts More Part Data Consistent Improvement Federated fleet learning combined with real-time part corrections create a reliable and repeatable production process Part Prep and Fleet Management Devices are constantly streaming back data on parts and performance Printers Get Smarter Part Scanning + Industrial IoT Drives AI-powered part quality improvements across entire fleet 23

Strong Distribution Channels with Global Coverage 100+ certified channel partners ~1,000+ GTM talent within channel partner network 24 Markforged distribution channel presence as of January 2021.

Experienced & Visionary Management Team to Drive Us Forward

Founders



Greg Mark
Co-Founder & Chairman

GENASUN
am
MIT



David Benhaim
Co-Founder & Chief Technology Officer

Palantir
KYRUUS
MIT

Leadership



Shai Terem
President & Chief Executive Officer

Kornit Digital
stratasys
Morgan Stanley



Assaf Zipori
Head of Finance & VP Corporate Development (Acting CFO)

amdocs
NCR
component control



Dorit Liberman
Chief Human Resources Officer

ENERPAC TOOL GROUP
3M
Kornit Digital

Leadership



Matt Gannon
VP, Operations

NewellRubbermaid



Stephen Karp
General Counsel

aspentech
IBM
PHASE•FORWARD

Engineering



Dan Eiref
Senior Director Product Management

fitbit
AMD
BROADCOM



Joe Roy-Mayhew
Senior Director Materials

Vorbeck
Deloitte.



Tom Allen
Senior Director Mechanical Engineering

BostonDynamics
VECNA
bevi

Go-to-Market



Ved Narayan
VP
Sales, APAC

NEWFORMA
DASSAULT SYSTEMES
On



Brian Houle
VP
Sales, EMEA

DASSAULT SYSTEMES
SOLIDWORKS



Bryan Painter
VP
Sales, Americas

ca technologies
New Relic.



Patrick Shea
VP
Demand Generation

cybereason
HubSpot



Michael Papish
VP
Marketing

SONOS
mediaUnbound
TiVo

25

Executing on the Company’s Growth Strategy Markforged is in an estimated 10,000 facilities today and plans to be in 100,000 in 5 years Accelerated Product Innovation Powered by Software (Blacksmith + Eiger) 1 Continue to Expand Customer Use Cases 2 Operational Expertise Deeper and More Efficient Go-to-Market Coverage 3 1 Million facilities Building the Brand 4 M&A Accelerating Growth Strategy 5 100,000 facilities 10,000 facilities Time 26 Number of Facilities with Markforged Printers

Markforged Additive 2.0 Today

1	Large & Growing Market Opportunity	Additive manufacturing market to grow **$100B+ in 10 years**[1] **Acceleration of existing supply chain consolidation and reshoring trends**
2	Visionary + Experienced Leadership Team	**Reinvented the industry** with continuous fiber process Building a smart, **fleet-learning, AI-powered additive platform** Deep experience in **software, printing technology, hardware, operations**
3	Software Is the Engine for the Markforged Platform	Additive process that **monitors part production and connects in real-time** Software enables accessibility and **faster adoption of technology** Continuous learning creates **sustainable competitive advantage**
4	Invented New Industrial Grade Process	Exceptionally strong composite materials **replacing traditionally manufactured metal end-use parts** **High and tangible customer ROI** supports land and expand **Robust IP in metal and carbon fiber** with over 170 issued and pending patents
5	Proven in the Most Demanding Applications	**Large and growing global installed base** of connected printers **(~10k)**[2] Blue-chip customers, including leading **aerospace, automotive** and **major US Armed Forces** branches
6	Highly Attractive, Scalable Financial Model	**Scalable growth** fueled by **strong global distribution partner network** covering ~70 countries[2] **Compelling gross margins** and **strong, expanding unit economics** driven by recurring revenue

(1) Wohlers Report 2020.
(2) As of January 2021.

27

Financial Overview

Large & Growing Installed Base of Active Printers Connected Printers 76,334 4,821 2,538 1,020 29 Source: Management projections. 8,1309,503 41,460 23,962 15,573 11,520 2016A2017A2018A2019A2020E 2021E2022E2023E2024E2025E

Proven Track Record of Growth, Large Opportunity Ahead Historical Performance Total Revenue $73 $70* $62 2015A Revenue Growth - % 2016A 2017A 2018A 2019A 2020E Forecasted Performance $706 2021E Revenue Growth - % 2022E 2023E 2024E 2025E Source: Management projections. 30 * COVID-19 impacted. 24%40% 84% 76%77% Total Revenue (USD in millions) $398 $226 $88* $122 NM121%173% 108%18% (3%) (USD in millions) $30 $5 $11

Strong Path to Profitable Growth Gross Profit / Gross Margin % (USD in millions) Gross profit consisting of Hardware, Consumables, Success Plan, Software, shipping, warranty, and other indirect COGS $434 Gross Profit Gross Margin % 60% 59% 59% 58% 56% 2018A - 2020E margin improvement due to operational efficiencies, Go To Market Optimization and a growing base of recurring revenue $239 50% 48% $40 $36 $30 5%+ margin expansion between 2020E-2025E driven by increased scale and operating leverage Source: Management projections. Note: Please reference slide 46 “Reconciliation of Non-GAAP Financials” for information regarding non-GAAP measures. 31 62% $133 $72 $51 $72 2018A2019A2020E 2021E2022E 2023E 2024E 2025E

Strong Path to Profitable Growth (Cont’d) Adj. EBITDA1 2 / Adj. EBITDA1 2 Margin % Streamlined cost structure during 2020E (USD in millions) $172 Adj. EBITDA Adj. EBITDA Margin % Planned investment in future product development 2021E-2023E, benefiting from operational leverage in later years $42 Highly capital efficient business, generating ~$70mm of sales on a total of ~$80mm capital invested to date ($12) ($37) Source: Management projections. (1) Excludes $0.6M, $1.0M, and $7.6M of non-recurring costs across 2019A, 2020E, and 2021E, respectively, related to litigation and audit, legal and other costs associated with the transaction. Additionally, no ongoing public company costs are assumed. Adj. EBITDA is adjusted for stock-based compensation. Please reference slide 46 “Reconciliation of Non-GAAP Financials” for information regarding the non-GAAP measures. 32 (2) 24% (6%) 11% (19%) (37%) (16%) $51 (42%) (31%) ($14) ($12) ($27) 2018A2019A2020E ($38) 2021E2022E 2023E 2024E 2025E

Markforged Illustrative Unit Economics Analysis Today LTV: ~$37.4k Illustrative Gross Profit per Printer (USD in 000’s) Illustrative Gross Profit per Printer (USD in 000’s) Gross Profit - % Gross Profit - % Gross Profit - % Gross Profit - % Source: (1) (2) Management projections. 2023E and after. Cumulative gross profit over average customer life of 8 years (excluding customer acquisition costs). 33 76% 68% 68% 64% $25.4 Immediate Payback Upon Initial Transaction $14.9 ($9.9) CAC Initial TransactionYears 2-8LTV $10.5 Includes ~$20k upfront hardware sale $37.4 Immediate Payback Upon Initial Transaction $16.4 ($5.1) CAC Initial TransactionYears 2-8LTV $21.0 Key Metrics LTV: ~$25.4k2 LTV / CAC: ~2.6x Key Metrics 2 LTV / CAC: ~7.3x Tomorrow1

Transaction Overview & Valuation

Detailed Transaction Overview Values in Millions Except per Share and Percentage Data Pro Forma Va l ua ti on & Ownershi p 1 2 3 4 5 Sources & Uses Existing Shareholders Rollover Equity1 SPAC Cash in Trust2 PIPE Financing Current Net Cash $1,611 $215 $210 $54 Share Price Shares Outstanding Pro Forma Equity Value (-) Pro Forma Net Cash $10.00 206 $2,062 ($399) Existing Shareholders Equity1 Cash to Balance Sheet Transaction Expenses Cash to Sellers $1,611 $399 $35 $45 PIPE Investors 10% SPAC Sponsor 1% SPAC IPO Investors 10% Existing Shareholders 78% Transaction close anticipated in Summer 2021 Note: (1) (2) (3) (4) (5) Excludes impact of the exercise of Sponsor or IPO warrants which both have a strike price of $11.50. Percentages may not sum to 100% given rounding. Excludes shares reserved for issuance under management equity incentive plan. Assumes $10.00 share price and no redemptions from public shareholders. Includes 161.1M existing Markforged equity holders shares, 21.5M SPAC IPO shares, 2.7M SPAC sponsor shares, and 21.0M PIPE Investor shares. Excludes 2.7mm SPAC sponsor shares vesting in 1.3mm share increments at $12.50 and $15.00. Excludes additional seller earn-out of 8.0M shares that vest at $12.50 and 6.7M shares that vest at $15.00. 35 Total Us e s$2,089 Pro Form a Ow ne rs hip Us e s Pro Form a Ente rpris e Value$1,664 Total Source s$2,089 Pro Form a Valuation Source s

Additive 2.0 is a Large Market Opportunity Significant scale today with connected fleet of ~10k printers Additive 2.0 growth opportunity is clear Profitable growth model in place Value creation opportunity Source: Company estimates, Factset market data as of February 23, 2021. and Desktop Metal SPAC announcement presentation August 26, 2020. Notes: Desktop Metal metrics reflect pre-Envisiontec acquisition levels (announced January 15, 2021). 36 (1) Reflects 246.1M pro forma shares outstanding as of Desktop Metal’s August 26, 2020 SPAC announcement presentation and $22.58 share price as of February 23, 2021. $2B Pro Forma Equity Value $6B Current Market Capitalization1 +56% 2020E Gross Margin (77%) 2020E Gross Margin >50% 2021E-2025E Revenue CAGR >50% 2021E-2025E Revenue CAGR $70M 2020E Revenue $15-20M 2020E Revenue

Operational Benchmarking Additive 2.0 Advanced Manufacturing Legacy AM 1.8% Source: Company information. Factset market data as of February 23, 2021. Desktop Metal SPAC announcement presentation August 26, 2020. Desktop Metal metrics reflect pre-Envisiontec acquisition levels (announced January 15, 2021). Renishaw 2022E gross margin reflects Reuters consensus estimates. 37Notes: (1) ’21E-’22E Revenue CAGR (’21E-’25E) 86.7% Peer Median: 7.7% 12.7% 11.4%9.3%6.2%4.9%4.8% PeePreMeredMiaend:ia4n.1: %$398 6.3% 2022E Gross Margin 58.6% Peer Median: 54.3% 80.0% 77.1% Peer Median: 49.3% 49.7%48.9% 42.3% 57.5% 51.2%49.5%149.1% 68.5%

Valuation Benchmarking Additive 2.0 Advanced Manufacturing Legacy AM 17.5x 16.9x 16.8x 15.7x Source: Company information. Factset market data as of February 23, 2021. Desktop Metal SPAC announcement presentation August 26, 2020. Desktop Metal metrics reflect pre-Envisiontec acquisition levels (announced January 15, 2021). Markforged enterprise value excludes shares reserved for issuance under management equity incentive plan. Renishaw 2022E gross profit reflects Reuters consensus estimates. 38 Notes: (1) EV / 2022E Revenue 29.7x Peer Median: 11.5x 13.5x13.5x13.3x PeePreMeredMieandi:a5n.:2$x398 7.7x EV / 2022E Gross Profit 70.4x Peer Median: 17.2x 26.0x 18.5x1 Peer Median: 10.6x 15.7x 5.5x 23.2x 2.7x 9.7x 9.1x7.7x 13.6x

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Appendix

Financial Summary (USD in millions) Ye ar Ende d De ce m be r 31, 2018A 2019A 2020E 2021E 2022E 2023E 2024E 2025E Growth - % 108.3% 17.7% (3.1%) 24.5% 39.9% 84.3% 76.2% 77.5% Margin - % 48.1% 49.9% 56.3% 57.9% 58.6% 59.1% 60.0% 61.5% Margin - % (20.7%) (40.3%) (22.1%) (48.0%) (36.9%) (10.5%) 7.5% 22.1% Margin - % (18.8%) (37.1%) (16.5%) (41.7%) (30.9%) (6.3%) 10.6% 24.4% Source: Management projections. (1) Excludes $0.6M, $1.0M, and $7.6M of non-recurring costs across 2019A, 2020E, and 2021E, respectively, related to litigation and audit, legal and other costs associated with the transaction. Additionally, no ongoing public company costs are assumed. Adj. EBITDA is adjusted for stock-based compensation. Please reference slide 46 “Reconciliation of Non-GAAP Financials” for information regarding the non-GAAP measures. 41 Adj. EBITDA1($11.6)($27.0)($11.6)($36.6)($37.9)($14.2)$42.2$171.9 EBIT1($12.8)($29.2)($15.6)($42.0)($45.1)($23.8)$29.7$156.0 Gros s Profit$29.7$36.3$39.6$50.7$71.7$133.3$238.7$434.1 Total Re ve nue$61.7$72.6$70.3$87.6$122.5$225.7$397.6$705.8

Reconciliation of Non-GAAP Financials Adj. EBITDA1 (USD in millions) Ye ar Ende d De ce m be r 31, 2018A 2019A 2020E 2021E 2022E 2023E 2024E 2025E Operating income (loss) Depreciation & amoritization Stock-b ased compensation ($12.8) 0.7 0.6 ($29.2) 1.4 0.9 ($15.6) 1.8 2.1 ($42.0) 1.7 3.7 ($45.1) 2.6 4.7 ($23.8) 3.3 6.3 $29.7 4.2 8.4 $156.0 4.8 11.1 Free Cash Flow1 2 (USD in millions) Ye ar Ende d De ce m be r 31, 2018A 2019A 2020E 2021E 2022E 2023E 2024E 2025E Cash Flow f rom Operations Capital Expenditures ($17.6) (1.7) ($30.7) (4.7) ($8.7) (0.6) ($44.7) (2.0) ($46.4) (6.8) ($29.7) (7.6) $12.7 (4.2) $116.2 (5.6) Source: Management projections. (1) Excludes $0.6M, $1.0M, and $7.6M of non-recurring costs across 2019A, 2020E, and 2021E, respectively, related to litigation and audit, legal and other costs associated with the transaction. Additionally, no ongoing public company costs are assumed. Includes change in restricted cash and other long-term liabilities across 2018A - 2021E. 42 (2) Fre e Cas h Flow 1 2 ($19.3) ($35.3) ($9.3) ($46.7) ($53.2) ($37.4) $8.5 $110.6 Adjus te d EBITDA1 ($11.6) ($27.0) ($11.6) ($36.6) ($37.9) ($14.2) $42.2 $171.9

Markforged Invented Continuous Fiber Reinforcement Continuous Fiber Reinforcement Continuous Fiber Routed Through Part Markforged proprietary additive manufacturing process – Continuous Fiber Reinforcement (CFR) Adds continuous strands of fiber material to a part, to achieve metal-strength properties at a fraction of the weight Process allows for flexibility of fiber type and location of fiber layers to achieve maximum control over part behavior The power of CFR comes from the continuity of the strands. Our patented CFR strands can absorb and distribute loads across their entire length Matrix Materials 43

Metal X Makes Complex Parts Simple Automotive Welding Shank Commercially Viable Metal Printing Sub $100k Broad range of metals for simple and accessible production Accessible method to print Inconel 625 nickel-based superalloy and Pure Copper Unlocking highest-value applications to date including weld shanks and high-temp tooling Traditional Part Markforged Part 44

Key Risk Factors

Key Risk Factors • Markforged is an early-stage company with a history of losses. The Company has not been profitable historically and may not achieve or maintain profitability in the future. • Markforged’s limited operating history and rapid growth makes evaluating its current business and future prospects difficult and may increase the risk of your investment. • The additive manufacturing industry in which Markforged operates is characterized by rapid technological change, which requires the Company to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of its products. Moreover, the additive manufacturing industry is competitive and Markforged may face increasing competition in many aspects of its business, including from market incumbents and companies that are better capitalized than Markforged. • Markforged may experience significant delays in the design, production and launch of its additive manufacturing solutions, and it may be unable to successfully commercialize products on its planned timelines. Additionally, Markforged relies on a limited number of third-party logistics providers for shipment and distribution of its products to customers, and their failure to perform effectively would adversely affect its business. • Markforged depends on its network of value added resellers and its business could be adversely affected if they do not perform as expected. Markforged may not be able to sustain or develop new reseller relationships, and a reduction or delay in sales could hurt its business. • Markforged may be unable to consistently manufacture its products to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level. As manufacturing continues to scale, the Company will become exposed to accompanying risks and liabilities. • Markforged’s business model is predicated, in part, on expanding recurring revenues through the sale of its consumables and service contracts. If that recurring stream of revenues does not develop as expected, or if its business model changes as the industry evolves, its operating results may be adversely affected. • Markforged depend on a limited number of third-party contract manufacturers and its one production location for substantially all of its manufacturing needs. Similarly, it relies on a limited number of suppliers, some of which are single source suppliers of certain materials. If Markforged’s facility, or any of its third-party manufacturers or suppliers experience any delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, the Company could lose market share and its brand may suffer. If any of Markforged’s third-party manufacturers and suppliers become unavailable or inadequate, the Company could have difficulty replacing them. Any interruption in production could adversely affect Markforged’s customer relationships, results of operations and financial condition. • Markforged relies on its information technology systems to manage numerous aspects of its business and operation of its printers and a disruption of these systems could adversely affect Markforged’s business. Breaches of laws and regulations concerning data protection and privacy could expose Markforged to significant fines and other penalties. Additionally, any unauthorized control or manipulation of Markforged’s products’ systems could result in loss of confidence in the Company and its products and harm its business. 46

Key Risk Factors (Cont’d) • If Markforged is unable to adequately protect or enforce its intellectual property rights or obtain and maintain patent protection for its technology and products or if the scope of the patent protection obtained is not sufficiently broad, such information may be used by others to compete against the Company, in particular in developing consumables that could be used with Markforged’s printing systems in place of its proprietary consumables. • Markforged’s existing and planned global operations subject the Company to a variety of risks and uncertainties that could adversely affect its business and operating results. Markforged’s business is subject to risks associated with selling additive manufacturing machines and other products, some of which may be subject to heightened export controls, in non-United States locations. • A significant portion of Markforged’s business depends on sales to the public sector, and the Company’s failure to receive and maintain government contracts on favorable terms or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on the Company’s business. Some of Markforged’s products may be subject to governmental export regulations, which may limit the markets in which the Company can sell some of its products and the breach of which would expose the Company to liability. • Markforged is, and has been in the recent past, subject to litigation. The Company could be subject to intellectual property, personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that it supplies. • Markforged could face liability if its additive manufacturing solutions are used by its customers to print dangerous objects, or if third parties produce or sell counterfeit or imitation versions of its consumables. • The global COVID-19 pandemic has significantly affected Markforged’s business and operations. Uncertainty regarding purchasing by customers, the measures taken by U.S. federal, state and local governments as well as foreign nations in response to the pandemic may continue to materially impact the Company’s business and future results of operation and financial condition. • Markforged’s management team has limited experience managing a public company. Further, failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair the Company’s ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on its business. Additionally, the Company will incur increased costs and become subject to additional regulations and requirements as a public company, which could impair its profitability, make it more difficult to run its business or divert management’s attention from its business. 47

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